Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACT:
Kristina McMenamin	Guy Lawrence
W. P. Carey & Co. LLC	Ross & Lawrence
212-492-8995	212-308-3333
kmcmenamin@wpcarey.com	gblawrence@rosslawpr.com

W. P. Carey Announces Third Quarter Financial Results

New York, NY – November 4, 2010 – Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the third quarter ended September 30, 2010.

QUARTERLY AND NINE-MONTH RESULTS

•	Funds from operations—as adjusted (AFFO) for the third quarter of 2010 was $27.6 million or $0.69 per diluted share compared to $30.2 million or $0.75 per diluted share for the third quarter of 2009. AFFO for the nine months ended September 30, 2010 was $94.6 million or $2.38 per diluted share, compared to $89.2 million or $2.24 per diluted share for the comparable period in 2009.

•	Cash flow from operating activities for the nine months ended September 30, 2010 was $52.3 million compared to $49.4 million for the prior year period, while adjusted cash flow from operating activities was $64.9 million in the current year period compared to $71.3 million in the same period last year.

•	Total revenues net of reimbursed expenses for the third quarter of 2010 were $43 million compared to $45.7 million for the third quarter of 2009. Total revenues net of reimbursed expenses for the nine months ended September 30, 2010 were $145.6 million, compared to $136.3 million for the comparable period in 2009. Reimbursed expenses are excluded from total revenues because they have no impact on net income.

•	Net Income for the third quarter of 2010 was $16.3 million, compared to $13.4 million for the same period in 2009. For the nine months ended September 30, 2010, net income was $54.2 million compared to $46 million for the comparable period in 2009. Results from operations in our investment management segment were significantly higher for the nine months primarily due to a higher volume of investments structured on behalf of the CPA® REITs and lower impairment charges recognized by the CPA® REITs than for the comparable period in 2009.

•	For the nine months ended September 30, 2010, we received approximately $12.2 million in cash distributions from our equity ownership in the CPA® REITs.

•	Further information concerning AFFO and adjusted cash flow from operating activities—non-GAAP supplemental performance metrics—is presented in the accompanying tables and related notes.

INVESTMENT AND FUNDRAISING ACTIVITY

•	During the nine months ended September 30, 2010, we structured investments on behalf of the CPA® REITs totaling $452.9 million and entered into several investments for our own real estate portfolio totaling $75.3 million. Investment activity on behalf of the CPA® REITs for the first nine months represents an increase of $97.5 million over the prior year period.

•	We continue to raise investor capital through our latest REIT offering, CPA®:17 – Global, so that we may take advantage of attractive investment opportunities that we believe are afforded by the current market environment. To date, CPA®:17 – Global has raised more than $1.2 billion in its initial offering. The initial CPA®:17 – Global offering was to have expired on November 2, 2010. However, on October 29, CPA®:17 – Global filed a registration statement for a second, follow-on offering, and as a result, CPA®:17 – Global can continue fundraising through its extended initial offering until the earlier of (1) the date on which the second offering is declared effective by the SEC or (2) May 2, 2011. The second offering will seek to raise up to an additional $1 billion.

W. P. CAREY LAUNCHES CAREY WATERMARK INVESTORS

•	Carey Watermark Investors (CWI), a publicly registered, non-traded corporation that intends to qualify as a REIT, has commenced fundraising its up-to $1 billion offering. Advised by our subsidiary, Carey Lodging Advisors, LLC, and subadvisor, CWA, LLC—a subsidiary of Watermark Capital Partners, LLC—CWI intends to use the proceeds from its offering primarily to act as a capital provider to the lodging industry by acquiring a diversified portfolio of lodging and lodging related properties.

ASSETS UNDER MANAGEMENT

•	W. P. Carey is the advisor to the CPA® REITs, which had real estate assets of $8.2 billion and total assets of $8.7 billion as of September 30, 2010.

•	As of September 30, 2010, the occupancy rate of W. P. Carey’s 14 million square foot owned portfolio was approximately 91%. In addition, for the 95 million square feet owned by the CPA® REITs, the average occupancy rate was approximately 97%.

DISTRIBUTIONS

•	The Board of Directors raised the quarterly cash distribution to $0.508 per share for the third quarter of 2010. The distribution—our 38th consecutive quarterly increase—was paid on October 15, 2010 to shareholders of record as of September 30, 2010.

Trevor Bond, President and Chief Executive Officer, noted, “We are encouraged by our continuing ability to raise capital as well as our ability to source and secure investments that meet our established criteria. Year to date acquisition volume has increased as compared with the same period in 2009, and going forward we feel that we will be able to continue to take advantage of the investment opportunities we are seeing in both the U.S. and Europe. In what economists have predicted will be a continuing slow growth, low interest rate environment, we believe we are uniquely positioned as an alternative source of capital to companies that are well-managed and well-positioned but may lack access to capital from more traditional sources. Bottom line: we see our strategy of long-term investing serving us well with respect to securing attractive acquisitions, delivering consistent income to our investors and providing a solid financial platform for our tenants.”

CONFERENCE CALL & WEBCAST

Please call at least 10 minutes prior to call to register.

Time: Thursday, November 4, 2010 at 11:00 AM (ET)

Call-in Number: 800-860-2442
(International) +1-412-858-4600

Webcast: www.wpcarey.com/earnings

Podcast: www.wpcarey.com/podcast
Available after 2:00 PM (ET)

Replay Number: 877-344-7529
(International) +1-412-317-0088

Replay Passcode: 445431#
Replay Available until November 19, 2010 at 9:00 AM (ET).

W. P. Carey & Co. LLC

W. P. Carey & Co. LLC (NYSE: WPC) is an investment management company that provides long-term financing to companies worldwide via sale leaseback and build to suit transactions and manages a global investment portfolio of approximately $10 billion. Through its CPA® series of income-generating, non-traded REITs, W. P. Carey helps companies and private equity firms unlock capital tied up in real estate assets. The W. P. Carey Group’s investments are highly diversified, comprising contractual agreements with approximately 275 long-term corporate obligors spanning 28 industries and 16 countries. http://www.wpcarey.com

Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.

This press release contains forward-looking statements within the meaning of the Federal securities laws.  A number of factors could cause the Company’s actual results, performance or achievement to differ materially from those anticipated.  Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated.  For further information on factors that could impact the Company, reference is made to the Company’s filings with the Securities and Exchange Commission.

W. P. CAREY & CO. LLC
Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Revenues
Asset management revenue	$19,219	$19,106	$57,119	$57,441
Structuring revenue	708	5,476	20,644	16,250
Wholesaling revenue	2,260	1,869	6,593	4,426
Reimbursed costs from affiliates	15,908	13,503	46,310	33,747
Lease revenues	16,203	15,573	48,047	46,732
Other real estate income	4,656	3,657	13,228	11,427

	58,954	59,184	191,941	170,023

Operating Expenses
General and administrative	(14,828)	(14,969)	(50,560)	(48,269)
Reimbursable costs	(15,908)	(13,503)	(46,310)	(33,747)
Depreciation and amortization	(6,067)	(5,438)	(18,058)	(16,795)
Property expenses	(3,220)	(1,903)	(7,848)	(5,247)
Other real estate expenses	(1,987)	(1,758)	(5,575)	(5,596)
Impairment charges	(481)	—	(2,749)	(900)

	(42,491)	(37,571)	(131,100)	(110,554)

Other Income and Expenses
Other interest income	329	476	938	1,299
Income from equity investments in real estate and CPA® REITs	6,066	2,923	22,846	9,866
Other income and (expenses)	1,184	251	562	3,532
Interest expense	(4,298)	(3,786)	(11,774)	(11,245)

	3,281	(136)	12,572	3,452

Income from continuing operations before income taxes	19,744	21,477	73,413	62,921
Provision for income taxes	(3,377)	(6,018)	(14,240)	(15,938)

Income from continuing operations	16,367	15,459	59,173	46,983

Discontinued Operations
Income from operations of discontinued properties	4	1,115	630	3,279
Gain on sale of real estate	—	—	460	343
Impairment charges	—	(2,390)	(5,869)	(3,770)

Income (loss) from discontinued operations	4	(1,275)	(4,779)	(148)

Net Income	16,371	14,184	54,394	46,835
Add: Net loss attributable to noncontrolling interests	81	186	495	559
Less: Net income attributable to redeemable noncontrolling interests	(106)	(1,019)	(698)	(1,357)

Net Income Attributable to W. P. Carey Members	$16,346	$13,351	$54,191	$46,037

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$0.41	$0.36	$1.50	$1.16
Income (loss) from discontinued operations attributable to W. P. Carey members	—	(0.03)	(0.12)	(0.01)

Net income attributable to W. P. Carey members	$0.41	$0.33	$1.38	$1.15

Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$0.41	$0.37	$1.48	$1.16
Income (loss) from discontinued operations attributable to W. P. Carey members	—	(0.03)	(0.12)	(0.01)

Net income attributable to W. P. Carey members	$0.41	$0.34	$1.36	$1.15

Weighted Average Shares Outstanding
Basic	39,180,719	39,727,460	39,161,086	39,163,186

Diluted	39,717,931	40,368,946	39,774,122	39,770,196

Amounts Attributable to W. P. Carey Members
Income from continuing operations, net of tax	$16,342	$14,626	$58,970	$46,185
Income (loss) from discontinued operations, net of tax	4	(1,275)	(4,779)	(148)

Net income	$16,346	$13,351	$54,191	$46,037

Distributions Declared Per Share	$0.508	$0.500	$1.518	$1.494

W. P. CAREY & CO. LLC
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine months ended September 30,
	2010	2009
Cash Flows — Operating Activities
Net income	$54,394	$46,835
Adjustments to net income:
Depreciation and amortization including intangible assets and deferred financing costs	18,496	18,385
Income from equity investments in real estate and CPA® REITs in excess of distributions received	(5,373)	(4,303)
Straight-line rent and financing lease adjustments	144	1,560
Gain on sale of real estate	(460)	(343)
Gain on extinguishment of debt	—	(6,991)
Allocation of (loss) earnings to profit-sharing interest	(781)	3,976
Management income received in shares of affiliates	(26,262)	(23,451)
Unrealized loss (gain) on foreign currency transactions and others	143	(257)
Realized loss (gain) on foreign currency transactions and others	176	(260)
Impairment charges	8,618	4,670
Stock-based compensation expense	6,695	7,777
Deferred acquisition revenue received	19,248	23,109
Increase in structuring revenue receivable	(9,900)	(8,196)
Decrease in income taxes, net	(9,076)	(11,137)
Net changes in other operating assets and liabilities	(3,794)	(1,991)

Net cash provided by operating activities	52,268	49,383

Cash Flows — Investing Activities
Distributions received from equity investments in real estate and CPA® REITs in excess of equity income	9,964	33,917
Capital contributions to equity investments	—	(3,709)
Purchases of real estate and equity investments in real estate	(93,059)	(39,632)
VAT paid in connection with acquisition of real estate	(4,222)	—
Capital expenditures	(2,008)	(6,110)
Proceeds from sale of real estate	14,591	6,927
Funds released from escrow in connection with the sale of property	36,132	—
Proceeds from transfer of profit-sharing interest	—	21,928

Net cash (used in) provided by investing activities	(38,602)	13,321

Cash Flows — Financing Activities
Distributions paid	(72,625)	(58,787)
Contributions from noncontrolling interests	11,403	2,137
Distributions to noncontrolling interests	(2,022)	(4,589)
Contributions from profit-sharing interest	3,694	—
Distributions to profit-sharing interest	(693)	(5,372)
Scheduled payments of mortgage principal	(12,218)	(7,527)
Prepayments of mortgage principal	—	(11,918)
Proceeds from mortgage financing	52,816	42,494
Proceeds from line of credit	83,250	116,500
Prepayments of line of credit	(52,500)	(125,518)
Proceeds from loans from affiliates	—	1,625
Payment of financing costs	(1,083)	(849)
Proceeds from issuance of shares	3,537	1,356
Windfall tax benefits associated with stock-based compensation awards	1,226	275
Repurchase and retirement of shares	—	(10,686)

Net cash provided by (used in) financing activities	14,785	(60,859)

Change in Cash and Cash Equivalents During the Period
Effect of exchange rate changes on cash	(651)	364

Net increase in cash and cash equivalents	27,800	2,209
Cash and cash equivalents, beginning of period	18,450	16,799

Cash and cash equivalents, end of period	$46,250	$19,008

W. P. CAREY & CO. LLC
Financial Highlights (Unaudited)
(in thousands, except per share amounts)
These financial highlights include non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations — as adjusted (“AFFO”) and adjusted cash flow from operating activities. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures is provided on the following pages.

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
EBITDA
Investment management	$12,139	$11,789	$49,311	$35,287
Real estate ownership	17,994	17,412	49,444	56,791

Total	$30,133	$29,201	$98,755	$92,078

AFFO
Investment management	$10,393	$12,788	$45,152	$38,748
Real estate ownership	17,214	17,445	49,441	50,455

Total	$27,607	$30,233	$94,593	$89,203

EBITDA Per Share (Diluted)
Investment management	$0.31	$0.29	$1.24	$0.89
Real estate ownership	0.45	0.43	1.24	1.43

Total	$0.76	$0.72	$2.48	$2.32

AFFO Per Share (Diluted)
Investment management	$0.26	$0.32	$1.14	$0.97
Real estate ownership	0.43	0.43	1.24	1.27

Total	$0.69	$0.75	$2.38	$2.24

Adjusted Cash Flow From Operating Activities
Adjusted cash flow			$64,933	$71,300

Adjusted cash flow per share (diluted)			$1.63	$1.79

Distributions declared per share			$1.518	$1.494

Payout ratio (distributions per share/adjusted cash flow per share)			93%	83%

W. P. CAREY & CO. LLC
Reconciliation of Net Income to EBITDA (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Investment Management
Net income from investment management attributable to W. P. Carey members	$7,730	$5,059	$31,911	$17,718
Adjustments:
Provision for income taxes	3,253	5,606	13,911	14,811
Depreciation and amortization	1,156	1,124	3,489	2,758

EBITDA — investment management	$12,139	$11,789	$49,311	$35,287

EBITDA per share (diluted)	$0.31	$0.29	$1.24	$0.89

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members	$8,616	$8,292	$22,280	$28,319
Adjustments:
Interest expense	4,298	3,786	11,774	11,245
Provision for income taxes	124	412	329	1,127
Depreciation and amortization	4,911	4,314	14,569	14,037
Reconciling items attributable to discontinued operations	45	608	492	2,063

EBITDA — real estate ownership	$17,994	$17,412	$49,444	$56,791

EBITDA per share (diluted)	$0.45	$0.43	$1.24	$1.43

Total Company
EBITDA	$30,133	$29,201	$98,755	$92,078

EBITDA per share (diluted)	$0.76	$0.72	$2.48	$2.32

Diluted weighted average shares outstanding	39,717,931	40,368,946	39,774,122	39,770,196

Non-GAAP Financial Disclosure
EBITDA as disclosed represents earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP, because it removes the impact of our capital structure and asset base from our operating results and because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Accordingly, EBITDA should not be considered as an alternative to net income as an indicator of our financial performance. EBITDA may not be comparable to similarly titled measures of other companies. Therefore, we use EBITDA as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

W. P. CAREY & CO. LLC
Reconciliation of Net Income to Funds From Operations — as adjusted (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Investment Management
Net income from investment management attributable to W. P. Carey members	$7,730	$5,059	$31,911	$17,718
Amortization, deferred taxes and other non-cash charges	657	1,247	5,030	5,166
AFFO from equity investments	2,006	6,482	8,211	15,864

AFFO — investment management	$10,393	$12,788	$45,152	$38,748

AFFO per share (diluted)	$0.26	$0.32	$1.14	$0.97

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members	$8,616	$8,292	$22,280	$28,319
Gain on sale of real estate, net	—	—	(460)	(343)
Gain on extinguishment of debt, net (a)	—	—	—	(2,796)
Depreciation, amortization and other non-cash charges	4,005	4,189	14,710	14,537
Straight-line and other rent adjustments	148	396	167	808
Impairment charges	481	2,390	8,618	4,670
AFFO from equity investments	4,036	2,274	4,580	5,687
Noncontrolling interests’ share of AFFO	(72)	(96)	(454)	(427)

AFFO — real estate ownership	$17,214	$17,445	$49,441	$50,455

AFFO per share (diluted)	$0.43	$0.43	$1.24	$1.27

Total Company
AFFO	$27,607	$30,233	$94,593	$89,203

AFFO per share (diluted)	$0.69	$0.75	$2.38	$2.24

Diluted weighted average shares outstanding	39,717,931	40,368,946	39,774,122	39,770,196

(a)	In January 2009, Carey Storage repaid, in full, the $35.0 million outstanding balance on its secured credit facility for $28.0 million and recognized a gain of $7.0 million on the repayment of this debt at a discount, inclusive of the profit sharing interest of $4.2 million.
Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used by investors and analysts in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO or funds from operations — as adjusted (AFFO) should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity but should be used in conjunction with GAAP net income. FFO or AFFO disclosed by other REITs may not be comparable to our AFFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate AFFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but that have no impact on cash flows, and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation. As a result, we believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better understand and measure the performance of our business over time without the potentially distorting impact of these short-term fluctuations.

W. P. CAREY & CO. LLC
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Nine months ended September 30,
	2010	2009
Cash flow from operating activities	$52,268	$49,383
Adjustments:
Distributions received from equity investments in real estate in excess of equity income (a)	6,046	15,285
Distributions paid to noncontrolling interests, net (b)	(213)	(382)
Changes in working capital (c)	6,832	7,014

Adjusted cash flow from operating activities	$64,933	$71,300

Adjusted cash flow per share (diluted)	$1.63	$1.79

Distributions declared per share	$1.518	$1.494

Payout ratio (distributions per share/adjusted cash flow per share)	93%	83%

Diluted weighted average shares outstanding	39,774,122	39,770,196

(a)	We take a substantial portion of our asset management revenue in shares of the CPA® REIT funds. To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements.

(c)	Timing differences arising from the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operating activities to record such amounts in the period in which the liability was actually incurred.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities refers to our cash provided by operating activities, as determined in accordance with GAAP, adjusted primarily to reflect timing differences between the period an expense is incurred and paid, to add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity investment in the joint ventures, and to subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash provided by operating activities to reflect these actual cash receipts and cash payments may give investors a more accurate picture of our actual cash flow than GAAP cash provided by operating activities alone and that it is a useful supplemental measure for investors to consider. We also believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations, and we use this measure when evaluating distributions to shareholders and as one measure of our operating performance when we determine executive compensation. Adjusted cash flow from operating activities should not be considered as an alternative to cash provided by operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.